Calculation of Filing Fee Tables
S-8
WEALTHFRONT CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, to be issued under the 2025 Equity Incentive Plan	Other	28,307,023	$ 14.00	$ 396,298,322.00	0.0001381	$ 54,728.80
2	Equity	Common Stock, par value $0.0001 per share, to be issued under the 2025 Employee Stock Purchase Plan	Other	4,500,000	$ 11.90	$ 53,550,000.00	0.0001381	$ 7,395.26
3	Equity	Common Stock, par value $0.0001 per share, outstanding under the 2008 Equity Incentive Plan (Stock Options)	Other	5,443,003	$ 2.32	$ 12,627,766.96	0.0001381	$ 1,743.89
4	Equity	Common Stock, par value $0.0001 per share, outstanding under the 2017 Equity Incentive Plan (Stock Options)	Other	21,687,579	$ 1.81	$ 39,254,517.99	0.0001381	$ 5,421.05
5	Equity	Common Stock, par value $0.0001 per share, outstanding under the 2017 Equity Incentive Plan (RSUs)	Other	24,769,704	$ 14.00	$ 346,775,856.00	0.0001381	$ 47,889.75
Total Offering Amounts:						$ 848,506,462.95		$ 117,178.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 117,178.75
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (the "common stock") of Wealthfront Corporation (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. (b) Represents shares of common stock reserved for issuance under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan"), including 1,717,062 shares of common stock previously reserved but unissued under the Registrant's 2017 Equity Incentive Plan (the "2017 Plan") that are now available for issuance under the 2025 Plan and 9,089,961 shares of common stock withheld to satisfy tax obligations in connection with the settlement of restricted stock units upon the effectiveness of the Registrant's Form S-1 (File No. 333-290583), which were originally issued under the 2017 Plan and were returned to the 2025 Plan pool in accordance with the terms of the 2017 Plan and the 2025 Plan. To the extent outstanding awards under the Registrant's 2008 Equity Incentive Plan (the "2008 Plan") or 2017 Plan are forfeited, lapse unexercised, repurchased, are used to pay the exercise price of an award or are withheld to satisfy tax obligations of an award or would otherwise have been returned to the share reserve under the 2008 Plan or 2017 Plan, the shares of common stock subject to such awards instead will be available for future issuance as common stock under the 2025 Plan. See footnotes (3), (4), and (5) below. (c) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of $14.00.

[2]	See note (1)(a) above. (a) Represents shares of common stock reserved for issuance under the Registrant's 2025 Employee Stock Purchase Plan (the "ESPP") as of the date of this Registration Statement. (b) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of the Registrant's common stock multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

[3]	See notes (1)(a) and (1)(b) above. (a) Represents shares of common stock reserved for issuance pursuant to outstanding stock option awards under the 2008 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 2008 Plan are forfeited, lapse unexercised, are repurchased, are used to pay the exercise price of an award or are withheld to satisfy tax obligations of an award, or would otherwise have been returned to the share reserve under the 2008 Plan, the shares of common stock subject to such awards instead will be available for future issuance as common stock under the 2025 Plan. (b) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $2.32 per share (rounded up to the nearest cent) as of the date of this Registration Statement.

[4]	See notes (1)(a) and (1)(b) above. (a) Represents shares of common stock reserved for issuance pursuant to outstanding stock option awards under the 2017 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 2017 Plan are forfeited, lapse unexercised, are repurchased, are used to pay the exercise price of an award or are withheld to satisfy tax obligations of an award, or would otherwise have been returned to the share reserve under the 2008 Plan, the shares of common stock subject to such awards instead will be available for future issuance as common stock under the 2025 Plan. (b) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $1.81 per share (rounded up to the nearest cent) as of the date of this Registration Statement.

[5]	See notes (1)(a), (1)(b), and (1)(c) above. (a) Represents shares of common stock reserved for issuance pursuant to outstanding restricted stock unit awards under the 2017 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 2017 Plan are forfeited, lapse unexercised, are repurchased, are withheld to satisfy tax obligations of an award, or would otherwise have been returned to the share reserve under the 2017 Plan, the shares of common stock subject to such awards instead will be available for future issuance as common stock under the 2025 Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A